Exhibit 5.1

February 5, 2020

RGC Resources, Inc.

519 Kimball Avenue, N.E.

Roanoke, Virginia 24016

RGC Resources, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to RGC Resources, Inc., a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on or about the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Company’s common stock (the “Common Stock”) with an aggregate offering price of up to $40,000,000. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

The Common Stock is described in the Registration Statement.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC; and

(b) the prospectus contained in the Registration Statement (the “Prospectus”).

In addition we have examined and relied upon the following:

(i) a certificate from the Secretary of the Company certifying as to (A) true and correct copies of the articles of incorporation, as amended, and bylaws, as amended and restated, of the Company (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement and the issuance of the Common Stock by the Company subject to (1) in the case of each issuance of Common Stock, a specific further authorization for the issuance, execution, delivery and performance by proper action of the Company’s Board of Directors, an authorized committee or authorized officers (the “Authorizing Resolutions”) with respect to such Common Stock and (2) the other qualifications set forth therein;

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(ii) a certificate dated February 5, 2020 issued by the State Corporation Commission of the Commonwealth of Virginia, attesting to the corporate status and good standing of the Company in the Commonwealth of Virginia; and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the law of the Commonwealth of Virginia.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof and (ii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c) Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

Our Opinions

Based on and subject to the foregoing and the qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. The Company is a validly existing corporation under the laws of the Commonwealth of Virginia, and is in good standing under such laws.

2. Power and Authority. The Company has the corporate power and authority to issue the Common Stock.

3. Common Stock. With respect to any Common Stock, when (i) Authorizing Resolutions with respect to such Common Stock have been adopted, (ii) the terms for the issuance and sale of the Common Stock have been established in conformity with such Authorizing Resolutions, (iii) such Common Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (v) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions and (vi) certificates in the form required under the laws of the Commonwealth of Virginia representing the shares of such Common Stock are duly executed, countersigned, registered and delivered, if such Common Stock is certificated, or book-entry notations in the form required under the laws of the Commonwealth of Virginia have been made in the share register of the Company, if such Common Stock is not represented by certificates, such Common Stock will be validly issued, fully paid and non-assessable.

Qualifications and Limitations Applicable to Our Opinions

Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

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